                         AMENDED INVESTMENT ADVISORY AGREEMENT

     AGREEMENT  made the 5th day of October,  2006, by and between RAF FUND LTD.
(hereinafter referred to as the "Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

     WHEREAS,  the Fund is an exempt company  organised  under the Companies Law
(2004 Revision),  and OFI is an investment  advisor  registered as such with the
Commission under the Investment Advisors Act of 1940;

     WHEREAS,  the  Fund  and  OFI  have  entered  into an  investment  advisory agreement dated June 30, 2006; and

     WHEREAS,  the Fund and OFI  desire  to amend the June 30,  2006  investment advisory agreement,

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provision.

     The  Fund  hereby  appoints  OFI and OFI  hereby  undertakes  to act as the investment advisor of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and its Board of Directors the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of Cayman Island law and the
Investment  Company  Act and any  rules  or  regulations  thereunder;  (ii)  the provisions of the Memorandum of  Association  and Articles of Association of the
Fund as amended  from time to time;  (iii)  policies and  determinations  of the
Board of Directors of the Fund;  (iv) the  fundamental  policies and  investment restrictions of the Fund as communicated to OFI in writing by the Fund in effect from  time to time.  The  appropriate  officers  and  employees  of OFI shall be available upon reasonable  notice for consultation with any of the Directors and officers of the Fund with  respect to any matters  dealing with the business and affairs of the Fund including the valuation of portfolio  securities of the Fund which are either not  registered for public sale or not traded on any securities market.

2.       Authority of OFI.

     In connection with its obligations  hereunder,  OFI will have the authority for and in the name of the Fund, subject to the overall direction and control of the Fund's board of directors, to:

     (a) invest and  reinvest  the Fund's  assets,  on margin or  otherwise,  in securities  and  other  financial  instruments  of  United  States  and  foreign entities,  including,  without  limitation,  capital stock; shares of beneficial interest; partnership interests and similar financial instruments;  bonds, notes and debentures  (whether  subordinated,  convertible or otherwise);  currencies;
commodities;  interest rate,  currency,  commodity,  equity and other derivative products,  including,  without  limitation,  (i) futures  contracts (and options thereon)  relating  to  stock  indices,  currencies,  United  States  Government securities and securities of foreign  governments,  other financial  instruments and all other commodities,  (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements,  (iii) spot and forward  currency  transactions and
(iv)  agreements  relating to or securing  such  transactions;  equipment  lease certificates; equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors;  trade  acceptances;  contract and other claims; executory contracts; participations; mutual funds, exchange traded funds and similar financial instruments;  money market funds; obligations of the
United States or any state thereof, foreign governments and instrumentalities of any of them;  commercial paper;  certificates of deposit;  bankers' acceptances;
choses in action;  trust receipts;  and any other obligations and instruments or evidences  of  indebtedness  of whatever  kind or nature;  in each case,  of any person,  corporation,  government  or other  entity  whatsoever,  whether or not publicly  traded or readily  marketable  (all such items being  called  herein a
"Security" or "Securities"),  and to sell Securities short and cover such sales.
OFI shall delegate all investment  discretion with respect to futures contracts, option on futures  contracts,  or other  instruments  regulated by the Commodity
Futures Trading Commission to Oppenheimer Real Asset Management, Inc., except in situations  in which  OFI would be  permitted  to act as a  commodities  trading advisor  to a  U.S.  registered  investment  company  under  applicable  law  or regulation;

     (b) provide  research and analysis and direct the formulation of investment policies and strategies for the Fund;

     (c)  acquire  a long  position  or a short  position  with  respect  to any
Security and to make  purchases or sales  increasing,  decreasing or liquidating such  position or changing  from a long  position to a short  position or from a short position to a long position, without any limitation as to the frequency of the  fluctuation  in such positions or as to the frequency of the changes in the nature of such positions;

     (d) purchase Securities and hold them for investment;

     (e)  enter  into  contracts  for  or  in  connection  with  investments  in
Securities;

     (f) invest in other  pooled  investment  vehicles  for any  purpose,  which investments  shall be  subject in each case to the terms and  conditions  of the respective governing document for such vehicle;

     (g) possess, transfer,  mortgage, pledge or otherwise deal in, and exercise all rights,  powers,  privileges and other  incidents of ownership or possession with respect to,  Securities  and other  property and funds held or owned by the
Fund;

     (h) lend, either with or without security,  any Securities,  funds or other
properties  of  the  Fund,   including  by  entering  into  reverse   repurchase
agreements,  and, from time to time,  without limit as to the amount,  borrow or raise funds,  including by entering into repurchase  agreements,  and secure the payment of obligations of the Fund by mortgage upon, or pledge or  hypothecation of, all or any part of the property of the Fund;

     (i) open,  maintain  and close  accounts,  including  futures,  margin  and custodial accounts,  with brokers,  including brokers affiliated with OFI, which power shall include the authority to issue all instructions  and  authorisations to brokers regarding the Securities  and/or money therein;  to pay, or authorise the  payment  and  reimbursement  of,  commissions  that may be in excess of the lowest rates available that are paid to brokers who execute transactions for the account  of the Fund and who  supply,  or pay for (or  rebate a  portion  of the
Fund's brokerage commissions to the Fund for payment of) the cost of, brokerage, research or execution  services  utilised by the Fund,  OFI and its  affiliates,
members,  partners,   officers  and  employees  (collectively,   excluding  OFI,
"Affiliates");  provided  that the Fund  does not pay a rate of  commissions  in excess of what is  competitively  available from comparable  brokerage firms for comparable services,  taking into account various factors,  including commission rates, reliability, financial responsibility, strength of the broker and ability of the broker to efficiently execute transactions,  the broker's facilities, and the broker's provision or payment of the costs of research and other services or property that are of benefit to the Fund, OFI and Affiliates;

     (j) open, maintain and close accounts,  including custodial accounts,  with banks,  including  banks located  outside the United States,  and draw checks or other orders for the payment of monies as  authorised  by the board of directors of the Fund (the "Board of Directors");  (k) combine  purchase or sale orders on behalf of the Fund with  orders  for  other  accounts  to whom OFI or any of its affiliates  provide  investment  services  ("Other  Accounts")  and allocate the
Securities or other assets so purchased or sold, on an average-price basis or by any other method of fair allocation, among such accounts;

     (l) enter into  arrangements  with brokers to open "average price" accounts wherein  orders placed during a trading day are placed on behalf of the Fund and
Other Accounts and are allocated among such accounts using an average price;

     (m)  organise one or more  corporations  or other  entities  formed to hold record title,  as nominee for the Fund (whether alone or together with the Other
Accounts),  to  Securities  or funds of the Fund as  authorised  by the Board of
Directors;

     (n)  cause  the Fund to  engage  in  agency,  agency  cross  and  principal transactions  with affiliates to the extent  permitted by applicable  securities laws;

     (o) supply the  administrator  of, or other service  providers to, the Fund with such information and instructions as may be necessary to enable such person or persons to perform their duties in accordance with the applicable agreements;

     (p) engage  personnel,  whether  part-time or full-time,  and  subadvisors, attorneys,  independent  accountants,  or such  other  persons  as OFI may  deem necessary or advisable;  (q) authorise any employee or other agent of OFI or any employee  or other agent of the Fund to act for and on behalf of the Fund in all matters incidental to the foregoing; and

     (r) do any and all acts on behalf of the Fund as it may deem  necessary  or advisable in connection with the maintenance and administration of the Fund, and exercise  all rights of the Fund,  with  respect to its  interest in any person, including,  without  limitation,  the voting of Securities  (including voting of proxies),  participation  in arrangements  with  creditors,  the institution and settlement or compromise of suits and administrative  proceedings and other like or similar matters.

3.       Liability.

     The  Investment  Advisor will be liable for the losses to the Company which are the direct result of the Investment  Advisor's bad faith,  gross negligence, wilful default or breach of the express terms of this  Agreement.  Except as set forth  in the  foregoing  sentence,  neither  the  Investment  Advisor  nor  its officers,  employees or agents shall be liable hereunder for any act or omission or for any error of judgment in managing the Fund. The Investment  Advisor shall not be responsible for any special,  indirect or consequential  damages,  or any loss  incurred  by reasons  of any act or  omission  of the Fund or any  broker, dealer or custodian  used  hereunder  or any  authorised  representative  of the foregoing.  Notwithstanding  the  foregoing,  nothing  herein  shall  in any way constitute  a waiver or  limitation  of any rights which the Fund may have under the federal securities or other applicable law.

4.       Other Duties of OFI.

     OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical personnel as shall be required to provide effective corporate administration for the Fund, including but not limited to:

     a) Maintenance of a database of all transactions,  open position, portfolio and account/fund information.

     b) Preparation and maintenance of portfolio  valuation  reports and records based upon the daily activity  reflecting cost and market  valuations,  realized gains and losses, and unrealized gains and losses on open position in accordance with the Memorandum of Association and Articles of Association of the Fund.

     c)  Co-ordination  of the receipt of account  statements from all custodian such as  brokers  and  other  clearing  organizations  and  reconcile  portfolio positions and cash balances in all such accounts.

     d)  Preparation  and  calculation of a daily net asset value of the fund in accordance with the Memorandum and Articles of Association of the Fund.

     e) Liaising with auditors,  as appointed by the Fund from time to time, and the preparation of the Fund's annual financial statements.

     OFI shall,  at its own expense,  provide such  officers for the Fund as the
Board of Directors may request.

5.       Allocation of Expenses.

     All other costs and expenses of the Fund not expressly assumed by OFI under this  Agreement  shall be paid by the Fund,  including,  but not limited to: (i)
interest and taxes;  (ii) brokerage  commissions;  (iii) insurance  premiums for fidelity and other coverage  requisite to its operations;  (iv) compensation and expenses of its directors  other than those  affiliated  with OFI; (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and  expenses;  (vii)
expenses  incident to the redemption of its shares;  (viii) expenses incident to the  issuance  of its shares  against  payment  therefor  by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident  to its status as a Cayman  Island  exempt  company;  (x)  expenses  of printing and mailing reports, notices and proxy materials to shareholders of the
Fund;  (xi) except as noted  above,  all other  expenses  incidental  to holding meetings of the Fund's shareholders;  and (xii) such extraordinary non-recurring expenses as may arise,  including  litigation,  affecting the Fund and any legal obligation  which the Fund may have to indemnify  its officers and trustees with respect  thereto.  Any officers or  employees of OFI or any entity  controlling, controlled  by or under  common  control  with OFI who also  serve as  officers, directors or employees of the Fund shall not receive any  compensation  from the
Fund for their services.

6.       Compensation of OFI.

     The Fund  agrees to pay OFI and OFI  agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the  provisions  hereof,  a fee computed on the  aggregate net asset value of the shares of the Fund as of the close of each business day and payable monthly at the following annual rate:

                1.00% of the first $200 million of net assets;
                0.90% of the next $200 million;
                0.850% of the next $200 million;
                0.80% of the next $200 million; and
                0.750% of net assets in excess of $800 million.

7.       Portfolio Transactions and Brokerage.

     (a) OFI is  authorised,  in  arranging  the purchase and sale of the Fund's portfolio  investments,  to employ or deal with such  members of  securities  or
commodities  exchanges,   brokers,   dealers  or  futures  commission  merchants
(hereinafter  "broker-dealers"),  including "affiliated" broker-dealers (as that term is  defined  in the U. S.  Investment  Company  Act),  as may,  in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the
"best execution"  (prompt and reliable  execution at the most favorable security price  obtainable) of the Fund's  portfolio  transactions  as well as to obtain, consistent  with the  provisions of  subparagraph  (c) of this  paragraph 6, the benefit of such  investment  information  or research as will be of  significant assistance to the performance by OFI of its investment management functions.

     (b)  OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors and  considerations including,  insofar as  feasible,  the  execution  capabilities  required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio  transactions by  participating  therein for its own account; the importance to the Fund of speed, efficiency or confidentiality;
the broker-dealer's apparent familiarity with sources from or to whom particular securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related  transactions of the
Fund.

     (c) OFI shall have  discretion,  in the  interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers,  other than an
affiliated   broker-dealer,   qualified   to  obtain  best   execution  of  such
transactions who provide  brokerage  and/or research  services (as such services are defined in Section  28(e)(3) of the U. S.  Securities  Exchange Act of 1934)
for the Fund and/or  other  accounts  for which OFI or its  affiliates  exercise
"investment  discretion" (as that term is defined in Section  3(a)(35) of the
U.S. Securities Exchange  Act of  1934)  and  to  cause  the  Fund  to pay  such broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified  to effect such  transaction  would have  charged for  effecting  that transaction,  if  OFI  determines,  in  good  faith,  that  such  commission  is reasonable in relation to the value of the brokerage  and/or  research  services provided  by such  broker-dealer,  viewed  in terms of  either  that  particular transaction  or the  overall  responsibilities  of OFI  or its  affiliates  with respect to the  accounts as to which they  exercise  investment  discretion.  In reaching  such  determination,  OFI will not be  required to place or attempt to place a specific dollar value on the brokerage and/or research services provided
or  being  provided  by  such   broker-dealer.   In   demonstrating   that  such
determinations  were made in good faith,  OFI shall be prepared to show that all commissions were allocated for purposes  contemplated by this Agreement and that the total commissions paid by the Fund over a representative  period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

     (d)  OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any  particular portfolio  transactions  or to  select  any  broker-dealer  on the  basis of its purported  or "posted"  commission  rate but will,  to the best of its  ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimise the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies  of the  Fund as  established  by the  determinations  of the  Board of
Directors of the Fund and the provisions of this paragraph 6.

     (e) The Fund  recognises that an affiliated  broker-dealer:  (i) may act as one of the Fund's regular brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Fund;
and  (iii)  may  effect  portfolio   transactions  for  the  Fund  only  if  the
commissions,  fees or other  remuneration  received  or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment  Company Act for  determining the permissible level of such commissions.

8.       Duration.

     This Agreement  will take effect on the date first set forth above.  Unless earlier terminated  pursuant to paragraph 8 hereof,  this Agreement shall remain in effect from year to year, so long as OFI remains the  investment  advisor for
Oppenheimer Real Asset Fund.

9.       Termination.

     This Agreement shall terminate  automatically  and immediately in the event that the Investment  Advisory  Agreement  between OFI and the  Oppenheimer  Real
Asset Fund is  terminated;  this  Agreement may also be terminated (i) by OFI at any time  without  penalty  upon sixty days'  written  notice to the Fund (which notice  may be  waived  by the  Fund);  or (ii) by the Fund at any time  without penalty upon sixty days'  written  notice to OFI (which  notice may be waived by
OFI) provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the  directors of the Fund then in office or by the vote of the holders of a "majority" of the outstanding  voting securities of the Fund (as defined in the U.S. Investment Company Act).

10.      Notice.

     Any  notice  under  this  Agreement  shall  be in  writing,  addressed  and delivered or mailed,  postage  prepaid,  to the other party,  with a copy to the
Fund,  at the  addresses  below or such other  address  as such other  party may designate for the receipt of such notice.

                  If to OFI:

                                        OppenheimerFunds, Inc.
                                        2 World Financial Center, 11th Floor
                                        New York, New York 10281
                                        Attention: Robert Zack

                  If to the Sub-Advisor:

                                        Oppenheimer Real Asset Management, Inc.
                                        2 World Financial Center, 11th  Floor
                                        New York, New York 10281
                                        Attention: Robert Zack

                  If to the Fund:

                                         RAF Fund Ltd.
                                         c/o M and C Corporate Services Limited
                                         Ugland House, South Church Street
                                         P.O. Box 309GT
                                         George Town, Grand Cayman
                                         Cayman Islands
                                         British West Indies

                  If to any party, copy to:

                                         Oppenheimer Real Asset Fund
                                         6803 South Tucson Way
                                         Englewood, Colorado 80112
                                         Attention: James C. Swain, Chairman

11.      Assignment or Amendment.

     This  Agreement  may not be amended or the  rights of OFI  hereunder  sold,
transferred,   pledged  or  otherwise  in  any  manner  encumbered  without  the affirmative  vote or written  consent of the  holders of the  "majority"  of the outstanding  voting  securities of the Fund. This Agreement shall  automatically and immediately terminate in the event of its "assignment," as defined in the
U.S. Investment Company Act.

12.      Governing Law

     This Agreement shall be governed by, and construed in accordance,  with the laws of Colorado.

13.      Definitions.

     The terms and provisions of the Agreement  shall be interpreted and defined in a manner  consistent  with the  provisions and  definitions  contained in the
Investment Company Act.

                                              RAF FUND LTD.

                                              By: /s/ Brian W. Wixted
                                                  Brian W. Wixted, Director

                                              OPPENHEIMERFUNDS, INC.

                                              By: /s/ Robert Zack
                                                  Robert Zack
                                                  Executive Vice President and
                                                  General Counsel